The Bancorp, Inc. Reports Third Quarter 2018 Financial Results

Wilmington, DE – October 25, 2018 – The Bancorp, Inc. ("The Bancorp") (NASDAQ: TBBK), a financial holding company, today reported financial results for the third quarter of 2018.

Highlights

•
Pretax income from continuing operations increased to $83.2 million for the quarter ended September 30, 2018 compared to $12.2 million for the quarter ended September 30, 2017. The increase reflected a $65.0 million gain on the sale of the Company’s Individual Retirement Account portfolio.

•
Diluted earnings per share for the quarter ended September 30, 2018 were $1.07 and $0.23, excluding the tax effected impact of the gain on sale of the IRA portfolio. That compares to $0.13 diluted earnings per share for the quarter ended September 30, 2017.

•	Net interest income increased 10% to $30.6 million for the quarter ended September 30, 2018, compared to $27.9 million for the quarter ended September 30, 2017.

•
Interest income on security backed lines of credit (“SBLOC”) loans increased 30% to $7.7 million for the quarter ended September 30, 2018, compared to $5.9 million for the quarter ended September 30, 2017.

•	Net interest margin increased to 3.22% for the quarter ended September 30, 2018, compared to 3.11% for the quarter ended June 30, 2018.

•
Total payments revenue, consisting of prepaid card fees and card payment and Automated Clearing House processing fees for the quarter ended September 30, 2018 increased to $15.5 million, or 10%, compared to the quarter ended September 30, 2017.  Of that total, prepaid fees for the quarter ended September 30, 2018 increased to $13.2 million, or 6%, and ACH, card and other processing fees increased to $2.3 million, or 46% compared to the quarter ended September 30, 2017, respectively.

•	Loans increased 9% to $1.50 billion at September 30, 2018, compared to $1.37 billion at September 30, 2017.

•	SBLOC loans increased 8% to $778.6 million at September 30, 2018, compared to $720.3 million at September 30, 2017.

•	Small Business Administration (“SBA”) loans increased 19% to $459.8 million at September 30, 2018, compared to $386.8 million at September 30, 2017.

•	Direct lease financing increased 7% to $396.0 million at September 30, 2018, compared to $368.7 million at September 30, 2017.

•	The rate on $3.88 billion of average deposits and interest-bearing liabilities in the third quarter of 2018 was 0.83% with a rate of 0.94% for $2.11 billion of average prepaid card deposits.

•
Non-interest expense decreased to $37.3 million for the quarter ended September 30, 2018, a 15% decrease from the third quarter of 2017. Year-to-date non-interest expense was $113.7 million compared to $119.0 million for year-to-date 2017, a decrease of 5%.

•
The benefit of the lower federal tax rate in 2018 compared to 2017 was increased in the third quarter, as the lower federal statutory rate of 21% (compared to 34% in 2017) was applied to the $65 million gain on sale of IRA portfolio.

•	Consolidated leverage ratio was 9.61% at September 30, 2018. The Bancorp and its subsidiary, The Bancorp Bank, remain well capitalized.

•	Book value per common share at September 30, 2018 was $6.95 per share.

Damian Kozlowski, The Bancorp’s Chief Executive Officer, said, “As previously announced, we sold our Safe Harbor IRA portfolio that generated $6 million in 2017 fees. The sale price was $65 million and added 84 cents a share to book value. The sale of our Safe Harbor IRA portfolio concludes our divestiture of non-core assets started when our new business plan was approved by our board in the third quarter of 2016.  Like our European and Health Savings Accounts franchises, our safe harbor IRA portfolio was sub-scale, carried regulatory risks and was unlikely to deliver longer-term growth or innovation to our business model.  Therefore, its sale for $65 million, or over 10 times 2017 fees, allowed us to complete the process of focusing and de-risking our institution, while significantly enhancing our capital position without diluting the equity ownership of our shareholders.”

The Bancorp reported net income of $61.3 million, or $1.07 income per diluted share, for the quarter ended September 30, 2018, compared to net income of $7.3 million, or $0.13 income per diluted share, for the quarter ended September 30, 2017. Pretax income from continuing operations for third quarter 2018 increased to $83.2 million compared to $12.2 million reported for third quarter 2017.  Income from continuing operations does not include any income which may result from the reinvestment of the proceeds from sales or repayment of the remaining assets in The Bancorp’s discontinued operations.  Tier one capital to assets, tier one capital to risk-weighted assets, total capital to risk-weighted assets and common equity-tier 1 ratios were 9.64%, 24.05%, 24.53% and 24.05%, respectively, compared to well-capitalized minimums of 5%, 8%, 10% and 6.5%, respectively.

Conference Call Webcast

You may access the LIVE webcast of The Bancorp's Quarterly Earnings Conference Call at 8:00 AM ET Friday, October 26, 2018 by clicking on the webcast link on The Bancorp's homepage at www.thebancorp.com. Or, you may dial 844.775.2543, access code 9061088.  You may listen to the replay of the webcast following the live call on The Bancorp's investor relations website or telephonically until Friday, November 2, 2018 by dialing 855.859.2056, access code 9061088.

About The Bancorp

The Bancorp, Inc. (NASDAQ: TBBK) is dedicated to serving the unique needs of non-bank financial service companies, ranging from entrepreneurial start-ups to those on the Fortune 500. The company’s only subsidiary, The Bancorp Bank (Member FDIC, Equal Housing Lender), has been repeatedly recognized in the payments industry as the Top Issuer of Prepaid Cards (US), a top merchant sponsor bank and a top ACH originator. Specialized lending distinctions include National Preferred SBA Lender, a leading provider of securities-backed lines of credit, and one of the few bank-owned commercial vehicle leasing groups in the nation. For more information please visit www.thebancorp.com.

Forward-Looking Statements

Statements in this earnings release regarding The Bancorp’s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. These statements may be identified by the use of forward-looking terminology, including but not limited to the words “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “estimate,” “continue,” or similar words.  For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp’s filings with the SEC, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those filings. These risks and uncertainties could cause actual results to differ materially from those projected in the forward-looking statements. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law.

The Bancorp, Inc. Contact
Andres Viroslav
215-861-7990
aviroslav@thebancorp.com

The Bancorp, Inc.
Financial highlights
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
Condensed income statement	2018	2017	2018	2017
	(dollars in thousands except per share data)

Net interest income	$30,632	$27,901	$90,240	$79,993
Provision for loan and lease losses	1,060	800	2,660	2,150
Non-interest income
Service fees on deposit accounts	402	1,700	3,624	4,895
Card payment and ACH processing fees	2,281	1,564	6,275	4,596
Prepaid card fees	13,204	12,491	41,559	39,272
Gain on sale of loans	8,999	11,394	20,274	17,535
Gain on sale of investment securities	15	506	41	1,595
Change in value of investment in unconsolidated entity	(78)	(4)	(2,981)	(20)
Leasing income	758	705	2,353	2,088
Affinity fees	84	275	271	1,445
Gain on sale of IRA portfolio	65,000	-	65,000	-
Gain on sale of health savings accounts	-	-	-	2,538
Loss from sale of European prepaid card operations	-	-	-	(3,437)
Other non-interest income	305	376	689	892
Total non-interest income	90,970	29,007	137,105	71,399
Non-interest expense
Salaries and employee benefits	19,243	21,788	59,213	57,902
Data processing expense	1,380	1,926	4,741	8,047
Legal expense	1,610	2,744	5,811	5,909
FDIC Insurance	2,241	2,063	7,389	7,586
Software	3,593	3,088	9,879	9,328
Losses and write downs on other real estate owned	-	-	45	19
Civil money penalty	-	2,500	(290)	2,500
Lease termination expense	-	-	395	-
Other non-interest expense	9,232	9,774	26,475	27,738
Total non-interest expense	37,299	43,883	113,658	119,029
Income from continuing operations before income taxes	83,243	12,225	111,027	30,213
Income tax expense (benefit)	21,942	5,455	29,550	(457)
Net income from continuing operations	61,301	6,770	81,477	30,670
Discontinued operations
Income (loss) from discontinued operations before income taxes	(370)	829	(264)	5,488
Income tax expense (benefit)	(346)	318	(345)	2,050
Net income (loss) from discontinued operations, net of tax	(24)	511	81	3,438
Net income available to common shareholders	$61,277	$7,281	$81,558	$34,108

Net income per share from continuing operations - basic	$1.09	$0.12	$1.45	$0.55
Net income per share from discontinued operations - basic	$-	$0.01	$-	$0.06
Net income per share - basic	$1.09	$0.13	$1.45	$0.61

Net income per share from continuing operations - diluted	$1.07	$0.12	$1.43	$0.55
Net income per share from discontinued operations - diluted	$-	$0.01	$-	$0.06
Net income per share - diluted	$1.07	$0.13	$1.43	$0.61
Weighted average shares - basic	56,442,222	55,758,433	56,309,390	55,661,538
Weighted average shares - diluted	57,103,301	56,312,838	57,084,844	56,043,909

Balance sheet	September 30,	June 30,	December 31,	September 30,
	2018	2018	2017	2017
	(dollars in thousands)
Assets:
Cash and cash equivalents
Cash and due from banks	$2,245	$3,052	$3,152	$5,813
Interest earning deposits at Federal Reserve Bank	710,816	373,782	841,471	328,023
Securities sold under agreements to resell	64,518	64,216	64,312	65,095
Total cash and cash equivalents	777,579	441,050	908,935	398,931

Investment securities, available-for-sale, at fair value	1,274,417	1,305,494	1,294,484	1,196,956
Investment securities, held-to-maturity	84,433	86,354	86,380	86,402
Commercial loans held for sale, at fair value	308,470	447,997	503,316	380,272
Loans, net of deferred fees and costs	1,496,773	1,506,812	1,392,228	1,374,060
Allowance for loan and lease losses	(8,092)	(8,014)	(7,096)	(7,283)
Loans, net	1,488,681	1,498,798	1,385,132	1,366,777
Federal Home Loan Bank & Atlantic Community Bancshares stock	1,113	1,113	991	991
Premises and equipment, net	17,686	18,275	20,051	21,087
Accrued interest receivable	11,621	11,810	10,900	10,131
Intangible assets, net	4,229	4,612	5,377	5,185
Other real estate owned	405	405	450	-
Deferred tax asset, net	40,991	39,779	34,802	53,017
Investment in unconsolidated entity	64,212	67,994	74,473	107,711
Assets held for sale from discontinued operations	226,026	241,694	304,313	314,994
Other assets	60,337	56,499	78,543	51,164
Total assets	$4,360,200	$4,221,874	$4,708,147	$3,993,618

Liabilities:
Deposits
Demand and interest checking	$3,540,605	$3,287,682	$3,806,965	$3,113,212
Savings and money market	317,453	511,598	453,877	452,183
Total deposits	3,858,058	3,799,280	4,260,842	3,565,395

Securities sold under agreements to repurchase	158	161	217	180
Subordinated debenture	13,401	13,401	13,401	13,401
Long-term borrowings	41,841	42,000	42,323	42,482
Other liabilities	54,868	34,485	67,215	32,699
Total liabilities	$3,968,326	$3,889,327	$4,383,998	$3,654,157

Shareholders' equity:
Common stock - authorized, 75,000,000 shares of $1.00 par value; 56,446,088 and 55,859,660 shares issued at September 30, 2018 and 2017, respectively	56,446	56,411	55,861	55,860
Treasury stock (100,000 shares)	(866)	(866)	(866)	(866)
Additional paid-in capital	365,749	364,460	363,196	362,340
Accumulated deficit	(7,936)	(69,213)	(89,485)	(77,850)
Accumulated other comprehensive loss	(21,519)	(18,245)	(4,557)	(23)
Total shareholders' equity	391,874	332,547	324,149	339,461

Total liabilities and shareholders' equity	$4,360,200	$4,221,874	$4,708,147	$3,993,618

Average balance sheet and net interest income	Three months ended September 30, 2018			Three months ended September 30, 2017
	(dollars in thousands)

	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Loans net of unearned fees and costs **	$1,980,814	$24,708	4.99%	$1,816,751	$21,147	4.66%
Leases - bank qualified*	19,343	346	7.16%	20,787	419	8.06%
Investment securities-taxable	1,362,529	10,906	3.20%	1,235,615	8,847	2.86%
Investment securities-nontaxable*	8,145	63	3.09%	13,238	133	4.02%
Interest earning deposits at Federal Reserve Bank	445,765	2,239	2.01%	366,724	1,190	1.30%
Federal funds sold and securities purchased under agreement to resell	64,186	480	2.99%	65,008	371	2.28%
Net interest earning assets	3,880,782	38,742	3.99%	3,518,123	32,107	3.65%

Allowance for loan and lease losses	(7,971)			(6,961)
Assets held for sale from discontinued operations	233,732	2,295	3.93%	325,912	3,098	3.80%
Other assets	141,204			235,070
	$4,247,747			$4,072,144

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$3,418,878	$6,224	0.73%	$3,224,167	$3,136	0.39%
Savings and money market	419,121	1,466	1.40%	439,688	552	0.50%
Total deposits	3,837,999	7,690	0.80%	3,663,855	3,688	0.40%

Short-term borrowings	25,602	148	2.31%	51,413	175	1.36%
Securities sold under agreements to repurchase	160	-	0.00%	189	-	0.00%
Subordinated debentures	13,401	186	5.55%	13,401	150	4.48%
Total deposits and liabilities	3,877,162	8,024	0.83%	3,728,858	4,013	0.43%

Other liabilities	8,374			8,046
Total liabilities	3,885,536			3,736,904

Shareholders' equity	362,211			335,240
	$4,247,747			$4,072,144
Net interest income on tax equivalent basis*		$33,013			$31,192

Tax equivalent adjustment		86			193

Net interest income		$32,927			$30,999
Net interest margin *			3.22%			3.26%

* Full taxable equivalent basis, using a statutory rate of 21% for 2018 and 35% for 2017.
** Includes loans held for sale.

Average balance sheet and net interest income	Nine months ended September 30, 2018			Nine months ended September 30, 2017
	(dollars in thousands)

	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Loans net of unearned fees and costs **	$1,918,950	$69,451	4.83%	$1,740,655	$58,266	4.46%
Leases - bank qualified*	20,192	1,017	6.72%	21,167	1,231	7.75%
Investment securities-taxable	1,391,175	31,375	3.01%	1,269,922	26,990	2.83%
Investment securities-nontaxable*	8,907	201	3.01%	14,423	351	3.24%
Interest earning deposits at Federal Reserve Bank	468,691	6,166	1.75%	532,223	3,961	0.99%
Federal funds sold and securities purchased under agreement to resell	64,234	1,369	2.84%	60,119	931	2.06%
Net interest earning assets	3,872,149	109,579	3.77%	3,638,509	91,730	3.36%

Allowance for loan and lease losses	(7,378)			(6,793)
Assets held for sale from discontinued operations	269,857	6,888	3.40%	337,102	9,594	3.79%
Other assets	197,114			251,629
	$4,331,742			$4,220,447

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$3,463,756	$15,547	0.60%	$3,433,027	$8,836	0.34%
Savings and money market	469,511	2,751	0.78%	434,768	1,718	0.53%
Total deposits	3,933,267	18,298	0.62%	3,867,795	10,554	0.36%

Short-term borrowings	17,367	261	2.00%	19,498	197	1.35%
Securities sold under agreements to repurchase	178	-	0.00%	245	-	0.00%
Subordinated debentures	13,401	524	5.21%	13,401	432	4.30%
Total deposits and liabilities	3,964,213	19,083	0.64%	3,900,939	11,183	0.38%

Other liabilities	9,517			431
Total liabilities	3,973,730			3,901,370

Shareholders' equity	358,012			319,077
	$4,331,742			$4,220,447
Net interest income on tax equivalent basis*		$97,384			$90,141

Tax equivalent adjustment		256			554

Net interest income		$97,128			$89,587
Net interest margin *			3.15%			3.02%

* Full taxable equivalent basis, using a statutory rate of 21% for 2018 and 35% for 2017.
** Includes loans held for sale.

Allowance for loan and lease losses:	Nine months ended		Year ended
	September 30,	September 30,	December 31,
	2018	2017	2017
	(dollars in thousands)

Balance in the allowance for loan and lease losses at beginning of period (1)	$7,096	$6,332	$6,332

Loans charged-off:
SBA non-real estate	1,081	344	1,171
SBA commercial mortgage	157	-	-
Direct lease financing	531	779	926
Other consumer loans	19	113	110
Total	1,788	1,236	2,207

Recoveries:
SBA non-real estate	46	12	18
SBA commercial mortgage	13	-	-
Direct lease financing	64	-	7
Other consumer loans	1	25	26
Total	124	37	51
Net charge-offs	1,664	1,199	2,156
Provision charged to operations	2,660	2,150	2,920

Balance in allowance for loan and lease losses at end of period	$8,092	$7,283	$7,096
Net charge-offs/average loans	0.09%	0.07%	0.12%
Net charge-offs/average loans (annualized)	0.11%	0.09%	0.12%
Net charge-offs/average assets	0.04%	0.03%	0.05%
(1) Excludes activity from assets held for sale from discontinued operations.

Loan portfolio:	September 30,	June 30,	December 31,	September 30,
	2018	2018	2017	2017
	(in thousands)

SBA non-real estate	$74,408	$75,141	$70,379	$71,094
SBA commercial mortgage	166,432	156,268	142,086	132,997
SBA construction	17,978	17,781	16,740	14,205
Total SBA loans	258,818	249,190	229,205	218,296
Direct lease financing	395,976	389,387	377,660	368,662
SBLOC	778,552	795,823	730,462	720,279
Other specialty lending	40,799	48,253	30,720	36,664
Other consumer loans	12,172	13,174	14,133	20,107
	1,486,317	1,495,827	1,382,180	1,364,008
Unamortized loan fees and costs	10,456	10,985	10,048	10,052
Total loans, net of deferred loan fees and costs	$1,496,773	$1,506,812	$1,392,228	$1,374,060

Small business lending portfolio:	September 30,	June 30,	December 31,	September 30,
	2018	2018	2017	2017
	(in thousands)

SBA loans, including deferred fees and costs	266,433	257,412	236,724	225,909
SBA loans included in HFS	193,372	182,072	165,177	160,855
Total SBA loans	$459,805	$439,484	$401,901	$386,764

Capital ratios:	Tier 1 capital	Tier 1 capital	Total capital	Common equity
	to average	to risk-weighted	to risk-weighted	tier 1 to risk
	assets ratio	assets ratio	assets ratio	weighted assets
As of September 30, 2018
The Bancorp, Inc.	9.64%	24.05%	24.53%	24.05%
The Bancorp Bank	9.19%	23.47%	23.94%	23.47%
"Well capitalized" institution (under FDIC regulations)	5.00%	8.00%	10.00%	6.50%

As of December 31, 2017
The Bancorp, Inc.	7.90%	16.73%	17.09%	16.73%
The Bancorp Bank	7.61%	16.23%	16.59%	16.23%
"Well capitalized" institution (under FDIC regulations)	5.00%	8.00%	10.00%	6.50%

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Selected operating ratios:
Return on average assets (1)	5.72%	0.71%	2.52%	1.08%
Return on average equity (1)	67.12%	8.62%	30.46%	14.29%
Net interest margin	3.22%	3.26%	3.15%	3.02%

(1) Annualized

Book value per share table:	September 30,	June 30,	December 31,	September 30,
	2018	2018	2017	2017
Book value per share	$6.95	$5.91	$5.81	$6.09

Loan quality table:	September 30,	June 30,	December 31,	September 30,
	2018	2018	2017	2017
Nonperforming loans to total loans (2)	0.35%	0.42%	0.30%	0.39%
Nonperforming assets to total assets (2)	0.13%	0.16%	0.10%	0.13%
Allowance for loan and lease losses to total loans	0.54%	0.53%	0.51%	0.53%

Nonaccrual loans	$4,234	$4,915	$3,996	$4,953
Other real estate owned	405	405	450	-
Total nonperforming assets	$4,639	$5,320	$4,446	$4,953

Loans 90 days past due still accruing interest	$1,015	$1,459	$227	$354

(2) Nonperforming loan and asset ratios include nonaccrual loans and loans 90 days past due still accruing interest.

	Three months ended
	September 30,	June 30,	December 31,	September 30,
	2018	2018	2017	2017
	(in thousands)
Gross dollar volume (GDV) (3):
Prepaid card GDV	$12,525,527	$12,799,531	$10,963,456	$10,970,085

(3) Gross dollar volume represents the total dollar amount spent on prepaid and debit cards issued by The Bancorp Bank.

Business line quarterly summary:
Quarter ended September 30, 2018
(dollars in millions)

		Balances			Non interest income
			% Growth			% Growth
Major business lines	Average approximate rates	Balances*	Year over year	Linked quarter annualized	Current quarter	Year over year
Loans
Institutional banking **	4.1%	$779	8%	-9%	nm	nm
SBA	5.4%	460	19%	18%	na	na
Leasing	6.2%	396	7%	7%	0.8	8%
Commercial real estate securitization	5.9%	115	nm	nm	9.0	nm
Weighted average yield	5.0%	$1,750

Deposits
Payment solutions (primarily prepaid)	0.9%	$2,114	10%	nm	$13.2	6%
Card payment and ACH processing	0.7%	876	2%	nm	2.3	46%

* Loan categories based on period end balance and Payment Solutions based on average quarterly balances.
** Comprised of SBLOC loans.

Analysis of Walnut Street* marks:

	Loan activity	Marks
	(dollars in millions)

Original Walnut Street loan balance, December 31, 2014	$267
Marks through December 31, 2014 sale date	(58)	$(58)
Sales price of Walnut Street	209
Equity investment from independent investor	(16)
December 31, 2014 Bancorp book value	193
Additional marks 2015 - 2017	(42)	(42)
2018 Marks	(3)	(3)
Payments received	(84)
September 30, 2018 Bancorp book value**	$64

Total marks		$(103)
Divided by:
Original Walnut Street loan balance		$267
Percentage of total mark to original balance		39%

* Walnut Street is the investment in unconsolidated entity on the balance sheet which reflects the Bank's investment in a securitization of certain loans from the Bank’s discontinued loan portfolio.
** Approximately 45% of expected principal recoveries are from loans and properties pending liquidation or other resolution as of September 30, 2018.

Walnut Street portfolio composition as of September 30, 2018

Collateral type	% of Portfolio
Commercial real estate non-owner occupied
Retail	49.3%
Office	12.8%
Other	3.8%
Construction and land	23.0%
Commercial non real estate and industrial	0.6%
First mortgage residential owner occupied	6.2%
First mortgage residential non-owner occupied	3.5%
Other	0.8%
Total	100.0%

Cumulative analysis of marks on discontinued commercial loan principal as of September 30, 2018

	Discontinued	Cumulative	% to original
	loan principal	marks	principal
	(dollars in millions)

Commercial loan discontinued principal before marks	$149	$-
Florida mall held in discontinued other real estate owned	42	27
Previous mark charges	14	14
Commercial loan mark at September 30, 2018	-	8
Total	$205	$49	24%

Analysis of discontinued commercial loan relationships as of September 30, 2018

	Performing loan principal	Nonperforming loan principal	Total loan principal	Performing loan marks	Nonperforming loan marks	Total marks
	(in millions)

7 loan relationships > $7 million	$80	$23	$103	$3	$2	$5
Loan relationships < $7 million	35	3	38	2	1	3
	$115	$26	$141	$5	$3	$8

Quarterly activity for discontinued commercial loan principal

Commercial
loan principal
(in millions)

Commercial loan discontinued principal, June 30, 2018 before marks	$167
Quarterly paydowns	(10)
Quarterly charge downs	(8)
Commercial loan discontinued principal, September 30, 2018 before marks	$149
Marks, September 30, 2018	(8)
Net commercial loan exposure, September 30, 2018	$141
Residential mortgages	55
Net loans	$196
Florida mall in other real estate owned	15
Other 21 properties in other real estate owned	14
Other assets related to discontinued operations	1
Total discontinued assets at September 30, 2018	$226

Discontinued commercial loan composition September 30, 2018

Collateral type	Unpaid principal balance	Mark September 30, 2018	Mark as % of portfolio
	(dollars in millions)
Commercial real estate - non-owner occupied:
Retail	$7	$0.6	9%
Office	5	0.1	2%
Other	38	1.7	5%
Construction and land	43	0.2	-
Commercial non-real estate and industrial	11	0.7	6%
1 to 4 family construction	22	3.5	16%
First mortgage residential non-owner occupied	12	0.4	3%
Commercial real estate owner occupied:
Retail	9	0.3	-
Office	-	-	-
Other	-	-	-
Residential junior mortgage	1	-	-
Other	1	-	-
Total	$149
Less: mark	(8)
Net commercial loan exposure, September 30, 2018	$141	$7.5	5%